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                                                                     EXHIBIT 4.1

                               Form of Guaranty

1. GUARANTY. Except as otherwise provided herein, Tyco Capital Ltd. (the "Guarantor") hereby fully and unconditionally guarantees to each registered holder (a "Holder") of a 5 7/8% Note due October 15, 2008 (each a "Security") authenticated and delivered by the Trustee (as defined below), and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of and interest on such Security and all other obligations of Tyco Capital Corporation (the "Issuer") under the Indenture dated as of September 24, 1998 (the "Indenture") between the Issuer and [_______] as trustee (the "Trustee") when and as the same shall become due and in accordance with the terms of such Security and of the Indenture. The Guarantor hereby fully and unconditionally also guarantees to the Trustee the due and punctual payment of all obligations of the Issuer to the Trustee under this Indenture. In case of the failure of the Issuer punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity or by acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

      The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Security or the Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Issuer or the Guarantor or any consent to departure from any requirement of any other guarantee of all or any of the Securities or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Issuer or any other Person (as defined in the Indenture) or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guaranty will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in this Guaranty. The Guarantor agrees that the Holders are prevented by applicable law from exercising their respective rights to accelerate any other right or remedy with respect to the Securities, the Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

      The Guarantor shall be subrogated to all rights of the Holders of the Securities upon which this Guaranty is endorsed as set forth below against the Issuer in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of this Guaranty or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payment arising out of, or based upon, such right of subrogation until the principal of and interest on all Securities issued hereunder shall have been paid in full.

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      This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make any assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or by reinstated, as the case may be, if at any time payment and performance of the Securities, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Securities, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      Any term or provision of this Guaranty to the contrary notwithstanding, the aggregate amount of the obligations guaranteed hereunder shall be reduced to the extent necessary to prevent this Guaranty from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

2. EXECUTION AND DELIVERY OF NOTE GUARANTEES. The Guaranty to be endorsed on the Securities (collectively, the "Note Guarantees") shall include the terms of this Guaranty set forth in Section 1 and shall be substantially in the form attached hereto as Annex A. The Guarantor hereby agrees to execute a Note Guaranty, in a form established pursuant to Annex A to be endorsed on each Security authenticated and delivered by the Trustee after the date hereof.

      Each Note Guaranty shall be executed on behalf of the Guarantor by any one of the Guarantor's chairman of the Board of Directors, president, vice presidents or other person duly authorized by the Board of Directors of the Guarantor. The signature of any or all of these persons on each Note Guaranty may be manual or facsimile.

      A Note Guaranty bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Guarantor shall bind the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which the Note Guaranty is endorsed or did not hold such offices at the date of such Note Guaranty.

      The delivery of any Security by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Note Guaranty endorsed thereon on behalf of the Guarantor and shall bind the Guarantor notwithstanding the fact that the Note Guaranty does not bear the signature of the Guarantor. The Guarantor hereby agrees that its Guaranty set forth in
Section 1 and in the form of Note Guarantee established pursuant to Annex A shall remain in full force and effect notwithstanding any failure to endorse a Note Guaranty on any Security.

3. RELEASE OF GUARANTY. Notwithstanding anything in this Guaranty to the contrary,

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concurrently with the payment in full of the principal of, premium, if any, and interest on the Securities, the Guarantor shall be released from and relieved of its obligations under this Guaranty. Upon the delivery by the Issuer to the Trustee of any Officers' Certificate (as defined in the Indenture) and an Opinion of Counsel (as defined in the Indenture) to the effect that the transaction giving rise to the release of this Guaranty was made by the Issuer in accordance with the provisions of the Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under this Guaranty. If any of the obligations to pay the principal of, premium, if any, and interest on the Securities and all other obligations of the Issuer are revived and reinstated after the termination of this Guaranty, then all of the obligations of the Guarantor under this Guaranty shall be revived and reinstated as if this Guaranty had not been terminated until such time as the principal of, premium, if any, and interest on the Securities are paid in full, and the Guarantor shall enter into an amendment to this Guaranty, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

4. GOVERNING LAW. This Guarantee shall be governed by, and construed in accordance with, the laws of New York

                                                TYCO CAPITAL LTD.

                                                By: ______________________
                                                    Name:
                                                    Title:




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                                    Annex A

                                    GUARANTEE

      For value received, Tyco Capital Ltd. hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Security the payment of principal of, premium if any, and interest on the Security upon which this Guarantee is endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of such Security, if lawful, and the payment or performance of all other obligations of the issuer under the Indenture or the Securities, to the holder of such Security and the Trustee, all in accordance with and subject to the terms and limitations of such Security and the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated: